Exhibit 5

TRANSACTIONS

The following table sets forth all transactions effected in the last sixty days by or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through 4:00 p.m., New York City time, on March 28, 2013. All such transactions were purchases of Shares effected by Corvex in the open market and the table includes commissions paid in per share prices. Pursuant to the Agreement dated January 29, 2013 by and between Corvex and Related Recovery Fund, 50% of all Shares purchased by Corvex were allocated to a trading account established by Related Recovery Fund, and Related Recovery Fund promptly reimbursed Corvex at cost for the purchase price of such Shares.

Date of Transaction	Number of Shares	Price per Share

1/16/2013	50,000	16.05

1/16/2013	25,000	16.04

1/16/2013	59,772	16.05

1/17/2013	75,000	15.99

1/17/2013	22,892	15.97

1/17/2013	100,255	15.98

1/17/2013	1,213	15.89

1/17/2013	25,000	15.95

1/18/2013	52,350	16.16

1/18/2013	400	16.04

1/18/2013	25,000	16.08

1/18/2013	6,382	16.10

1/22/2013	90,000	16.53

1/23/2013	199,031	16.58

1/24/2013	180,905	16.61

1/25/2013	95,138	16.78

1/28/2013	134,160	16.79

1/29/2013	176,534	16.89

1/30/2013	205,773	16.87

2/1/2013	77,074	16.77

2/1/2013	1,100	16.92

2/4/2013	213,100	16.87

2/5/2013	209,874	17.01

2/6/2013	103,583	17.02

2/7/2013	325,357	17.00

2/8/2013	35,646	17.05

2/8/2013	55,582	17.05

2/11/2013	116,976	17.05

2/12/2013	64,824	17.26

2/12/2013	98,100	17.30

2/13/2013	81,177	17.31

2/13/2013	208,710	17.30

2/14/2013	39,854	17.35

2/14/2013	40,170	17.35

2/15/2013	46,872	17.38

2/15/2013	103,803	17.41

2/19/2013	78,400	17.48

2/19/2013	471,600	17.46

2/20/2013	35,062	17.53

2/20/2013	584,449	17.55

2/20/2013	240,400	17.57

2/21/2013	143,644	17.43

2/21/2013	190,327	17.61

2/21/2013	20,761	17.66

2/21/2013	16,258	17.64

2/22/2013	386,204	17.95

2/22/2013	21,989	17.79

2/25/2013	1,155,000	16.44

2/25/2013	1,109,300	17.02

2/25/2013	375,000	16.29

3/5/2013	100,000	22.91

3/5/2013	50,000	22.96

3/5/2013	530,766	23.01

3/7/2013	125,000	21.96

3/7/2013	365,000	21.86

3/8/2013	454,233	22.09

3/8/2013	202,800	22.28

3/8/2013	2,700	22.05

3/8/2013	50,000	22.02

3/12/2013	110,000	21.85

3/25/2013	110,000	22.80

3/26/2013	125,000	22.64

3/27/2013	50,000	22.25

3/27/2013	250,000	22.23

3/28/2013	150,000	22.29